Exhibit 99.B(h)(4)(vii)

Amendment No. 7

To

Transfer Agency Agreement

This Amendment No. 7 To Transfer Agency Agreement, executed as of November 25, 2019 (“Amendment No. 7”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and Baillie Gifford Funds (the “Investment Company”), on its own behalf and on behalf of each series of the Investment Company listed on Schedule B to the Amended Agreement (as defined below), in its individual and separate capacity.

Background

BNYM and the Investment Company previously entered into the Transfer Agency Agreement, dated as of September 1, 2014 (“Original Agreement”), Amendment Agreement, dated as of July 20, 2016, Amendment No. 1 To Transfer Agency Agreement effective as of August 4, 2017, Amendment No. 2 to Transfer Agency Agreement dated as of February 20, 2018,  Amendment No. 4 To Transfer Agency Agreement dated as of September 28, 2018 but effective as of June 30, 2018, Amendment No. 5 To Transfer Agency Agreement dated as of December 14, 2018 and Amendment No. 6 To Transfer Agency Agreement dated as of December 13, 2018 (collectively, the “Current Agreement”).  The parties wish to amend the Current Agreement as set forth in this Amendment No. 7.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.         Modifications to Current Agreement.  The Current Agreement is hereby amended by deleting Schedule B in its entirety and replacing it with the Schedule B attached to Amendment No. 7, executed as of November 25, 2019, between BNYM and the Investment Company.

2.         Remainder of Current Agreement.  Except as specifically modified by this Amendment No. 7, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.         Governing Law.  The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 7.

4.         Entire Agreement.  This Amendment No. 7 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.         Facsimile Signatures; Counterparts.     This Amendment No. 7 may be executed in one or more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment No. 7 or of executed signature pages to this Amendment No. 7 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 7.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Robert Jordan

Name:	Robert Jordan

Title:	Director

Baillie Gifford Funds

On its own behalf and on behalf of each Fund, each in its individual capacity, and not on behalf of any other Fund

By:	/s/ Julie Paul

Name:	Julie Paul

Title:	Vice President

SCHEDULE B

(Dated: November 25, 2019)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency Agreement dated as of September 1, 2014 between BNY Mellon Investment Servicing (US) Inc. and Baillie Gifford Funds, as amended.

Portfolios

Baillie Gifford Asia Ex Japan Fund (formerly known as The Asia Ex Japan Fund):

Baillie Gifford Asia Ex Japan Fund – Institutional Class

Baillie Gifford Asia Ex Japan Fund – Class K

Baillie Gifford Developed EAFE All Cap Fund (formerly known as The EAFE Pure Fund):

Baillie Gifford Developed EAFE All Cap Fund – Institutional Class

Baillie Gifford Developed EAFE All Cap Fund Class 2

Baillie Gifford Developed EAFE All Cap Fund Class 3

Baillie Gifford Developed EAFE All Cap Fund Class 4

Baillie Gifford Developed EAFE All Cap Fund Class 5

Baillie Gifford Developed EAFE All Cap Fund Class K

Baillie Gifford EAFE Plus All Cap Fund (formerly known as The EAFE Choice Fund):

Baillie Gifford EAFE Plus All Cap Fund – Institutional Class

Baillie Gifford EAFE Plus All Cap Fund Class 2

Baillie Gifford EAFE Plus All Cap Fund Class 3

Baillie Gifford EAFE Plus All Cap Fund Class 4

Baillie Gifford EAFE Plus All Cap Fund Class 5

Baillie Gifford EAFE Plus All Cap Fund Class K

Baillie Gifford Emerging Markets Equities Fund (formerly known as The Emerging Markets Fund):

Baillie Gifford Emerging Markets Equities Fund – Institutional Class

Baillie Gifford Emerging Markets Equities Fund Class 2

Baillie Gifford Emerging Markets Equities Fund Class 3

Baillie Gifford Emerging Markets Equities Fund Class 4

Baillie Gifford Emerging Markets Equities Fund Class 5

Baillie Gifford Emerging Markets Equities Fund Class K

Baillie Gifford Global Alpha Equities Fund (formerly known as The Global Alpha Equity Fund):

Baillie Gifford Global Alpha Equities Fund – Institutional Class

Baillie Gifford Global Alpha Equities Fund Class 2

Baillie Gifford Global Alpha Equities Fund Class 3

Baillie Gifford Global Alpha Equities Fund Class 4

Baillie Gifford Global Alpha Equities Fund Class 5

Baillie Gifford Global Alpha Equities Fund Class K

Baillie Gifford Global Stewardship Equities Fund (formerly known as The Global Select Equity Fund):

Baillie Gifford Global Stewardship Equities Fund – Institutional Class

Baillie Gifford Global Stewardship Equities Fund Class K

Baillie Gifford International All Cap Fund (formerly known as The International Choice Fund):

Baillie Gifford International All Cap Fund Class 2

Baillie Gifford International All Cap Fund Class 3

Baillie Gifford International All Cap Fund Class 4

Baillie Gifford International All Cap Fund Class 5

Baillie Gifford International Alpha Fund (formerly known as The International Equity Fund):

Baillie Gifford International Alpha Fund – Institutional Class

Baillie Gifford International Alpha Fund Class 2

Baillie Gifford International Alpha Fund Class 3

Baillie Gifford International Alpha Fund Class 4

Baillie Gifford International Alpha Fund Class 5

Baillie Gifford International Alpha Fund Class K

Baillie Gifford International Concentrated Growth Equities Fund (formerly known as The International Concentrated Growth Fund):

Baillie Gifford International Concentrated Growth Equities Fund – Institutional Class

Baillie Gifford International Concentrated Growth Equities Fund Class K

Baillie Gifford International Growth Fund (formerly known as The EAFE Fund):

Baillie Gifford International Growth Fund – Institutional Class

Baillie Gifford International Growth Fund Class 2

Baillie Gifford International Growth Fund Class 3

Baillie Gifford International Growth Fund Class 4

Baillie Gifford International Growth Fund Class 5

Baillie Gifford International Growth Fund Class K

Baillie Gifford International Smaller Companies Fund (formerly known as The International Smaller Companies Fund):

Baillie Gifford International Smaller Companies Fund – Institutional Class

Baillie Gifford International Smaller Companies Fund Class K

Baillie Gifford Long Term Global Growth Fund (formerly known as The Long Term Global Growth Equity Fund):

Baillie Gifford Long Term Global Growth Fund – Institutional Class

Baillie Gifford Long Term Global Growth Fund Class 2

Baillie Gifford Long Term Global Growth Fund Class 3

Baillie Gifford Long Term Global Growth Fund Class 4

Baillie Gifford Long Term Global Growth Fund Class 5

Baillie Gifford Long Term Global Growth Fund Class K

Baillie Gifford Multi Asset Fund (formerly known as The Multi Asset Fund):

Baillie Gifford Multi Asset Fund – Institutional Class

Baillie Gifford Multi Asset Fund Class K

Baillie Gifford Positive Change Equities Fund (formerly known as The Positive Change Equity Fund):

Baillie Gifford Positive Change Equities Fund – Institutional Class

Baillie Gifford Positive Change Equities Fund Class K

Baillie Gifford U.S. Equity Growth Fund (formerly known as The U.S. Equity Growth Fund):

Baillie Gifford U.S. Equity Growth Fund – Institutional Class

Baillie Gifford U.S. Equity Growth Fund Class K